Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), the undersigned, Louis J. Petrucelly, Chief Financial Officer of FalconStor Software, Inc., a Delaware Corporation (the “Company”), does hereby certify, to his knowledge, that:

The Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2015 of the Company (the “Report”) fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Louis J. Petrucelly
Louis J. Petrucelly Executive Vice President, Chief Financial Officer and Treasurer March 11, 2016